IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY

x

UNITED STATES OF AMERICA,)
NEW JERSEY DEPARTMENT OF ENVIRONMENTAL )

PROTECTION, THE COMMISSIONER OF THE)
NEW JERSEY DEPARTMENT OF ENVIRONMENTAL )

PROTECTION, and ADMINISTRATOR, NEW JERSEY	)
SPILL COMPENSATION FUND,	) )
Plaintiffs,	) )	Civil Action No. 3:24-cv-8946
v.	)
)
NL INDUSTRIES, INC., OLD BRIDGE TOWNSHIP, NEW JERSEY, ATLANTIC BATTERY CO., INC., ATLANTIC	) ) )
RICHFIELD CO., BIXON LIQUIDATION CORP., C&D TECHNOLOGIES, INC., CLARIOS, LLC, CROWN BATTERY MANUFACTURING CO., EAST PENN MANUFACTURING CO., E.I. DU PONT	) ) ) )
DE NEMOURS AND CO. (N/K/A EIDP, INC.), ENERSYS DELAWARE, INC., FMC CORP., GOULD ELECTRONICS, INC., HONEYWELL	) ) )
INTERNATIONAL, INC., JOE KRENTZMAN &	)
SON, INC., JOHNSON CONTROLS, INC., RAE	)
STORAGE BATTERY CO., RIO TINTO	)
MINERALS, INC., RIO TINTO METALS, LTD., RIO TINTO PLC, TIFFEN ACQUISITION CORP., TIFFEN CO., LLC, WIMCO METALS, INC., YUASA BATTERY, INC.,	) ) ) )
Defendants.	)
) ) )

CONSENT DECREE

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TABLE OF CONTENTS

I.BACKGROUND1
II.JURISDICTION4
III.PARTIES BOUND4
IV.DEFINITIONS4
V.STATEMENT OF PURPOSE8
VI.PAYMENT OF COSTS AND DAMAGES8
VII.INSURANCE12
VIII.FAILURE TO COMPLY WITH CONSENT DECREE12
IX.USE OF PAYMENTS FOR NATURAL RESOURCE RESTORATION14
X.COVENANTS BY THE UNITED STATES AND THE STATE14
XI.COVENANTS BY SETTLING DEFENDANTS, SETTLING FEDERAL AGENCIES

and the STATE16

XII.EFFECT OF SETTLEMENT/CONTRIBUTION17
XIII.PROPERTY REQUIREMENTS19
XIV.ACCESS TO INFORMATION21
XV.RETENTION OF RECORDS22
XVI.NOTICES AND SUBMISSIONS22
XVII.RETENTION OF JURISDICTION25
XVIII.INTEGRATION AND APPENDICES25
XIX.LODGING AND OPPORTUNITY FOR PUBLIC COMMENT26
XX.SIGNATORIES/SERVICE26
XXI.FINAL JUDGMENT27

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I.BACKGROUND

A.The United States of America (“United States”), on behalf of the Administrator of the U.S. Environmental Protection Agency (“EPA”), and the United States Department of the Interior (“DOI”) acting by and through the U.S. Fish and Wildlife Service (“USFWS”) and the National Oceanic and Atmospheric Administration (“NOAA”), filed a complaint in this matter against NL Industries, Inc. (“NL”) and Old Bridge Township (“Old Bridge”), and the other captioned defendants listed in Appendix A pursuant to Sections 106 and 107 of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §§ 9601-9675, as amended, seeking reimbursement of response costs incurred or to be incurred for response actions taken or to be taken, together with accrued interest, and damages for injury to, destruction of, or loss of natural resources at or in connection with the release or threatened release of hazardous substances at the Raritan Bay Slag Superfund Site in Old Bridge and Sayreville, New Jersey (“the Site”).
B.The New Jersey Department of Environmental Protection, the Commissioner of the New Jersey Department of Environmental Protection, and the Administrator of the New Jersey Spill Compensation Fund (“Administrator”) (collectively “State Plaintiffs”) joined in the complaint against the Settling Defendants in this Court alleging that the Settling Defendants and Settling Federal Agencies are liable to the State under Section 107 of CERCLA, 42 U.S.C. § 9607, and the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 through 23.24 (“Spill Act”), and the Water Pollution Control Act, N.J.S.A. 58:10A-1.1 to -20 (“WPCA”). The State Plaintiffs seek reimbursement of response costs incurred and to be incurred by the State Plaintiffs for response actions taken or to be taken at or in connection with the discharge, release or threatened release of hazardous substances at the Site, and damages for injury to, destruction of, or loss of natural resources as a result of the discharge of hazardous substances at the Site, together with accrued State Interest.
C.On June 5, 2013, NL filed suit against the United States Army Corps of Engineers, the General Services Administration, Old Bridge, the Settling Defendants listed in Appendix A, and others to obtain reimbursement of costs that NL had already incurred, and would in the future incur, to conduct environmental response actions at the Site under Sections 107 and 113 of CERCLA, 42 U.S.C. §§ 9607 and 9613, as well as the Spill Act, N.J.S.A. 58:1023.11g and for declaratory judgment under the New Jersey Declaratory Judgment Act, 2A:16-50 et seq., in the action NL Industries, Inc. v. Old Bridge Township, et. al, 13-cv-03493 MAS (D. New Jersey)(the “NL Federal Court Action”).
D.On June 13, 2014, the District Court entered a Stipulation and Order that any enforcement claims that could be brought by the United States relating to the Site need not be asserted as a compulsory counterclaim in the NL Federal Court Action.
E.On August 16, 2017, NL filed a claim against the State of New Jersey (“State”) in the Superior Court of New Jersey, Middlesex County for contribution under the Spill Act, N.J.S.A. 58:10-23.11g and 2A:16-50 et seq. NL Industries, Inc. v. State, Docket No. MID-L1296-14. The State filed its answer and counterclaims on September 25, 2017, alleging NL is strictly liable for the State’s response costs, as well as natural resource damages at the Site pursuant to the Spill Act. On October 6, 2020, NL and the State agreed to voluntarily dismiss this action, without prejudice, while settlement discussions were ongoing.

F.In response to the release or threatened release of hazardous substances at or from the Site, EPA undertook response actions at the Site pursuant to Section 104 of CERCLA,

42 U.S.C. § 9604, and will undertake additional response actions in the future.

G.In accordance with Section 105 of CERCLA, EPA listed the Site on the National Priorities List (“NPL”), set forth at 40 C.F.R. Part 300, Appendix B, by publication in the Federal Register on November 4, 2009, 74 Fed. Reg. 57085. After conducting investigations at the Site, in accordance with Section 117 of CERCLA and 40 C.F.R. § 300.430(f), EPA published notice of the completion of the Feasibility Study and of the proposed plan for remedial action on September 28, 2012, in a major local newspaper of general circulation. EPA provided an opportunity for written and oral comments from the public on the proposed plan for remedial action. A copy of the transcript of the public meeting and comments received are available to the public as part of the administrative record upon which the Director of the Emergency and Remedial Response Division (now the Superfund and Emergency Management Division), EPA Region 2, based the selection of the response action. EPA issued a Record of Decision (“ROD”) on May 23, 2013, on which NJDEP has given its concurrence, selecting excavation and off-site disposal of slag, battery casings, and lead-contaminated soil and sediment as the remedial action for the Site.
H.In performing response actions at the Site, EPA has incurred response costs and will incur additional response costs in the future.
I.In accordance with Section 122(j)(1) of CERCLA, 42 U.S.C. § 9622(j)(1), EPA notified NOAA, USFWS and NJDEP’s Office of Natural Resource Restoration of negotiations with potentially responsible parties regarding the release of hazardous substances that may have resulted in injury to the natural resources under federal and state trusteeship and encouraged them to participate in the negotiation of this Consent Decree.
J.Pursuant to Section 107(f)(2) of CERCLA, the National Contingency Plan regulations at 40 C.F.R. Part 300, subpart G, and further designations and delegations, NOAA, DOI, and NJDEP’s Office of Natural Resource Restoration (collectively the “Trustees” and each individually a “Trustee”) serve as trustees of natural resources that have been or may be injured, destroyed, or lost as a result of the releases described in the complaint. The Trustees’ responsibilities include assessing and recovering damages due to those injuries and using the recovered damages to restore, replace, rehabilitate, or acquire the equivalent of the injured natural resources and associated natural resource services. The Trustees’ assessment in this matter focused on natural resource injuries and damages within the Site.
K.For purposes of the settlement set forth in this Consent Decree, the Trustees have agreed to act jointly in carrying out their responsibilities as natural resource trustees on behalf of the public. The Trustees have entered into a Memorandum of Agreement dated April 29, 2015 (the “Trustee Memorandum of Agreement”), which establishes a framework for coordination and joint decision-making in the assessment of natural resource injuries and damages attributable to the Site and the development and implementation of plans to restore the injured natural resources and associated services.
L.The Trustees initiated a natural resource damages assessment (“NRD Assessment” or “NRDA”) in accordance with the regulations found at 43 C.F.R. Part 11, for the purpose of evaluating the injury, destruction, or loss of natural resources resulting from the release of hazardous substances at the Site and developing a plan to restore, replace, rehabilitate, or acquire the equivalent of the injured natural resources and associated natural resource services.

M.Each Trustee has incurred assessment costs in connection with the NRD Assessment for the Site.
N.The United States alleges that the defendants that have entered into this Consent Decree (“Settling Defendants”) are responsible parties pursuant to Section 107(a) of CERCLA, 42 U.S.C. § 9607(a), and are jointly and severally liable for response costs and natural resource damages incurred and to be incurred at the Site.
O.Settling Defendants do not admit any liability to Plaintiffs arising out of the transactions or occurrences alleged in the complaint. Settling Federal Agencies do not admit any liability arising out of the transactions or occurrences alleged in any claim or counterclaim asserted by Settling Defendants or any claim by the State. The State does not admit any liability arising out of the transactions or occurrences alleged in any claim or counterclaim asserted by Settling Defendants, or any claim by the State Plaintiffs or the United States.
P.NL and the Settling Defendants listed in Appendix A have entered into settlement agreements regarding claims for cost recovery and/or contribution under Sections 107 and 113 of CERCLA, 42 U.S.C. §§ 9607 and 9613, as well as the Spill Act, N.J.S.A. 58:10-23.11g and for declaratory judgment under the New Jersey Declaratory Judgment Act, 2A:16-50 et seq. NL will combine the payments NL received from the Settling Defendants listed in Appendix A with NL’s own funds to make the payment required under Paragraph 5(a)(1).
Q.On August 28, 2019, the Superior Court of California granted approval for a settlement agreement between the Insurance Commissioner of the State of California, in his capacity as the liquidator of the Western Employers Insurance Company (“WEIC”), Old Bridge , DOI, EPA, and NOAA (collectively referred to as “the Federal Claimants”), acting by and through the United States Department of Justice (“DOJ”) (the “2019 Settlement Agreement”). Under the 2019 Settlement Agreement, the liquidator, on behalf of WEIC, paid to the Federal Claimants $2.2 million. The 2019 Settlement Agreement states that in the event of any litigation, settlement, or other proceedings between Federal Claimants and Old Bridge regarding liability for response costs and natural resource damages at the Site, Old Bridge shall receive settlement credit for any and all payments in distribution made by the Liquidator on behalf of WEIC. Paragraph 6, “Payments by Old Bridge” therefore reflects the $2.2 million credit from the 2019 Settlement Agreement to make the total combined settlement payment of $23.3 million from Old Bridge to the United States.
R.The United States, the State Plaintiffs, the State, and Settling Defendants agree, and this Court by entering this Consent Decree finds, that this Consent Decree has been negotiated by the Parties in good faith, that settlement of this matter without further litigation and without the any further admission or adjudication of any issue of fact or law is appropriate and will avoid prolonged and complicated litigation between the Parties, and that this Consent Decree is fair, reasonable, and in the public interest.

THEREFORE, with the consent of the Parties to this Consent Decree, it is ORDERED, ADJUDGED, AND DECREED:

II.JURISDICTION

1.This Court has jurisdiction over the subject matter of this action pursuant to

28 U.S.C. §§ 1331, 1367, and 1345 and 42 U.S.C. §§ 9606, 9607, and 9613(b) and also has personal jurisdiction over Settling Defendants. Venue lies in this District under Section 113(b) of CERCLA and 28 U.S.C. §§ 1391(b) and 1395(a), because the Site is located in this judicial district. Solely for the purposes of this Consent Decree and the underlying complaint, Settling Defendants waive all objections and defenses that they may have to jurisdiction of the Court or to venue in this District. Settling Defendants shall not challenge entry or the terms of this Consent Decree or this Court’s jurisdiction to enter and enforce this Consent Decree.

III. PARTIES BOUND

2.This Consent Decree is binding upon the United States (including on behalf of

Settling Federal Agencies) and the State, and upon Settling Defendants and their successors. Any change in ownership or corporate or other legal status, including, but not limited to, any transfer of assets or real or personal property, shall in no way alter the obligations of Settling Defendants under this Consent Decree.

IV. DEFINITIONS

3.Unless otherwise expressly provided in this Consent Decree, terms used in this

Consent Decree that are defined in CERCLA or in regulations promulgated under CERCLA shall have the meaning assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Consent Decree or its appendices, the following definitions shall apply:

“Affected Property” means all real property at the Site and any other real property, owned or controlled by Owner Settling Defendant, where EPA determines, at any time, that access or land, water, or other resource use restrictions are needed to implement response actions at the Site, including, but not limited to, the following properties: Township of Old Bridge Tax map Block 1, Lots 45.11, 48, 49, 50, 53, 54.11 and 54.12.

“Business Day” means any day, except for Saturday, Sunday, and federal holidays.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601–9675, as amended.

“Consent Decree” means this Consent Decree and all appendices attached hereto. In the event of conflict between this Consent Decree and any appendix, this Consent Decree shall control.

“Covered Natural Resource Damages” means any damages recoverable by the United States or the State Plaintiffs, including NJDEP Natural Resource Damages, on behalf of the public, for injury to, destruction of, loss of, loss of use of, or impairment of Natural Resources at the Site as a result of a release or discharge of hazardous substances, including, but not limited to: (i) the reasonable costs of assessing such injury, destruction, or loss or impairment arising from or relating to such a release or discharge; (ii) the costs of Restoration, rehabilitation, or replacement of injured or lost Natural Resources or of acquisition of equivalent resources; (iii) the costs of planning such Restoration activities; (iv) compensation for injury, destruction, loss, loss of use, or impairment of Natural Resources; and (v) each of the categories of recoverable damages described in 43 C.F.R. § 11.15.

“Day” or “day” means a calendar day. In computing any period of time under this Consent Decree, where the last day would fall on a Saturday, Sunday, or federal or State holiday, the period shall run until the close of business of the next working day.

“DARRF” means the National Oceanic and Atmospheric Administration’s Damage Assessment and Restoration Revolving Fund, established by the Oil Pollution Act, 33 U.S.C. § 2701, et seq. This fund’s Treasury account symbol (“TAS”) is 13X4316.

“DOI” means the U.S. Department of the Interior.
“DOJ” means the U.S. Department of Justice.

“Effective Date” means the date upon which approval of this Consent Decree is recorded on the Court’s docket.

“EPA” means the U.S. Environmental Protection Agency.

“EPA Hazardous Substance Superfund” means the Hazardous Substance Superfund established by the Internal Revenue Code, 26 U.S.C. § 9507.

“Insurance Policies” means all casualty, and/or liability insurance policies that have ever been to the benefit of NL and/or any predecessor in interest to NL issued by the Midland Insurance Company, including but not limited to all policies for general, public, comprehensive, primary, excess, excess/umbrella, pollution legal liability, cleanup cost cap or stop loss policies, and environmental impairment liability insurance.

“National Contingency Plan” or “NCP” means the National Oil and Hazardous Substances Pollution Contingency Plan promulgated pursuant to Section 105 of CERCLA, 42 U.S.C. § 9605, codified at 40 C.F.R. Part 300, and any amendments thereto.

“Natural Resource” or “Natural Resources” has the meaning provided in Section 101(16) of CERCLA, , 42 U.S.C. § 9601(16), and in N.J.S.A. 58:10-23.11b of the Spill Compensation and Control Act, and includes land, fish, wildlife, biota, air, water, ground water, drinking water supplies, and other such resources, belonging to, managed by, held in trust by, appertaining to, or otherwise controlled by the United States or the State.

“Natural Resource Damage Restoration” means the activities for which Restoration funds may be applied including: (a) Restoration planning, including any further assessment needed to develop and finalize Restoration plans; (b) implementation of Restoration projects; (c) administrative expenses and indirect costs related to Restoration planning or implementation; and (d) operation, maintenance, and monitoring of completed Restoration projects and adaptive management to reinstate or enhance the effectiveness of Restoration in accordance with 42 U.S.C. §§ 9607(f) and 9611(i) and 43 C.F.R. Part 11.

“NOAA” means the National Oceanic and Atmospheric Administration, a component of the U.S. Department of Commerce.

“NRDAR Fund” means DOI’s Natural Resource Damage Assessment and Restoration Fund, established pursuant to 43 U.S.C. §§ 1474b and 1474b-1. This fund’s TAS is 14X5198.

“NJDEP” means the New Jersey Department of Environmental Protection and any successor departments or agencies of the State of New Jersey.

“NJDEP Natural Resource Damages” shall mean all claims arising from discharges at the Site that occurred prior to the effective date of this Consent Decree, and that are recoverable by State Plaintiffs as damages for injuries to Natural Resources under the Spill Compensation and Control Act, N.J.S.A. 58:10‑23.11 et seq., the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 through -20; the Oil Pollution Act, 33 U.S.C. §§ 2701 through -2761; the Clean Water Act, 33 U.S.C. §§ 1251 through -1387; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 through 9675; the Sanitary Landfill Facility Closure and Contingency Fund Act, N.J.S.A. 13:1E-100 et seq., or any other state or federal common law, statute, or regulation, and include:

a.The costs of assessing injury to natural resources, NJDEP Office of Natural Resource Restoration’s (“ONRR’s”) costs and fees, attorney’s fees, consultants and experts’ fees, other litigation costs, and State Interest, incurred in connection with injuries to Natural Resources at the Site prior to the Effective Date of this Decree; and
b.Compensation for the lost value of, injury to, or destruction of Natural Resources; and
c.Costs incurred by the State Plaintiffs for Natural Resource Damage Restoration. “NJDEP Natural Resource Damages” do not include:
a.Compliance with any statutory or regulatory requirement that is not within the definition of Covered Natural Resource Damages; or
b.Requirements to clean up any contamination as a result of discharges at the Site and not within the definition of Natural Resource Damage Restoration.

“NJDEP Past Cleanup and Removal Costs” shall mean all costs, including direct and indirect costs that NJDEP incurred on or before the Effective Date of this Consent Decree in connection with the Site, and State Interest on such costs.

“Owner Settling Defendant” means the following Settling Defendant who owns or controls a portion of the Site: Old Bridge Township.

“Paragraph” means a portion of this Consent Decree identified by an Arabic numeral or an upper- or lower-case letter.

“Parties” means the United States, the New Jersey Department of Environmental Protection, the Commissioner of the New Jersey Department of Environmental Protection, the Administrator of the New Jersey Spill Compensation Fund, the State, and Settling Defendants, each of which is individually a “Party”.

“Person” means an individual, firm, corporation, association, partnership,

consortium, joint venture, commercial entity, the United States, the State, municipality, county within the State, commission, political subdivision of the State, or any interstate body.

“Plaintiffs” means the United States and State Plaintiffs.

“Prime Interest Rate” shall mean the WSJ prime rate computed by and published in the Wall Street Journal on the Effective Date, which can be found at https://www.wsj.com/market-data/bonds?mod=nav_top_subsection or https://www.bankrate.com/rates/interest-rates/wall-street-prime-rate/.

“Raritan Bay Slag Site Special Account” means the special account, within the EPA

Hazardous Substance Superfund, established for the Site by EPA pursuant to

Section 122(b)(3) of CERCLA, 42 U.S.C. § 9622(b)(3) and the 2019 Settlement Agreement.

“Record of Decision” or “ROD” means the EPA Record of Decision relating to the Raritan Bay Slag Superfund Site signed on May 23, 2013, by the Regional Administrator, EPA Region 2, and all attachments thereto.

“Remedial Action” means those activities, except for Operation and Maintenance, to be undertaken to implement the ROD.

“RCRA” means the Solid Waste Disposal Act, 42 U.S.C. §§ 6901–6992, also known as the Resource Conservation and Recovery Act.

“Restoration” means actions to restore, replace, rehabilitate, or acquire the equivalent of injured Natural Resources and associated services to people or the ecosystem.

“Section” means a portion of this Consent Decree identified by a Roman numeral.

“Settling Defendants” means NL Industries, Inc., Old Bridge Township, and the defendants listed in Appendix A.

“Settling Federal Agencies” means the General Services Administration and the Department of Defense as defined in 10 U.S.C. § 111, including but not limited to the U.S. Army and the U.S. Army Corps of Engineers, and their successor departments, agencies, or instrumentalities.

“Site” means the Raritan Bay Slag Superfund Site, located on the shores of the Raritan Bay in Old Bridge Township and the Borough of Sayreville. The Site includes three sectors, the seawall, jetty, and Margaret’s Creek, contaminated with lead slag, batteries, and associated wastes as well as sediment and soil contamination surrounding them as generally shown on the map included in Appendix B.

“State” means the State of New Jersey and each department and agency.

“State Interest” shall mean any interest owed to the State Plaintiffs pursuant to this Consent Decree, and shall be paid at the interest rate established by R. 4:42-11 of the then-current edition of the New Jersey Court Rules.

“State Plaintiffs” means NJDEP, the Commissioner of the New Jersey Department of Environmental Protection, and the Administrator of the New Jersey Spill Compensation Fund.

“Superfund Interest” means interest at the rate specified for interest on investments of the EPA Hazardous Substance Superfund established by 26 U.S.C. § 9507, compounded annually on October 1 of each year, in accordance with 42 U.S.C. § 9607(a). The applicable rate of interest shall be the rate in effect at the time the interest accrues. The rate of interest is subject to change on October 1 of each year. Rates are available online at https://www.epa.gov/superfund/superfund-interest-rates.

“Transfer” means to sell, assign, convey, lease, mortgage, or grant a security interest in, or where used as a noun, a sale, assignment, conveyance, or other disposition of any interest by operation of law or otherwise.

“Trustee Council” means the Site-specific decision-making body, consisting of one representative of each Trustee, established for the purpose of, among other things, selecting and overseeing the implementation of restoration projects for the Site.

“United States” means the United States of America and each department, agency, and instrumentality of the United States, including EPA, DOI, NOAA, and Settling Federal Agencies.

“Waste Material” means (a) any “hazardous substance” under Section 101(14) of CERCLA; (b) any pollutant or contaminant under Section 101(33) of CERCLA; (c) any “solid waste” under Section 1004(27) of RCRA; and (d) any “hazardous waste” under N.J.A.C. § 7:26G-5.

V.STATEMENT OF PURPOSE

4.The objectives of the Parties in entering into this Consent Decree is for Settling Defendants, Settling Federal Agencies, and the State to make a cash payment to resolve their alleged civil liability regarding the Site under Sections 106 and 107 of CERCLA, and the Spill Act, N.J.S.A. 58:10-23.11 through 23.24, and the WPCA, N.J.S.A. 58:10A-1.1 to -20 with the State Plaintiffs, subject to the Covenants and Reservations in Sections X and XI.

VI.PAYMENT OF COSTS AND DAMAGES

5.Payments by NL.

a.On behalf of itself and the Settling Defendants listed in Appendix A, NL shall pay to the United States $56,100,000, plus interest as described in this Paragraph. This payment shall be made in three installments:

(1)

Within seven Business Days after the Effective Date, NL shall pay $35,000,000, plus an additional interest payment of $485,265. Upon the United States' receipt of this payment, each Settling Defendant listed in Appendix A is deemed to have fully satisfied the requirements under the Consent Decree, including, but not limited to, Paragraphs 28, 31 and 39. If payment is not made within seven Business Days after the Effective Date, NL shall pay Superfund Interest on the unpaid balance, with such interest commencing on the 8th Business Day after the Effective Date and accruing through the date of the payment.

(2)	Within six months after NL’s first installment payment described above, NL shall make an additional payment of $10,550,000 plus an additional amount for interest accrued at the Prime Interest Rate on the unpaid principal amount from the date of the previous payment through the date of payment.
(3)	Within twelve months after NL’s first installment payment described above, NL shall make an additional payment of $10,550,000 plus an additional amount for interest accrued at the Prime Interest Rate on the unpaid principal amount from the date of the previous payment through the date of payment.
(4)	As additional consideration, NL also assigns the right to recover certain insurance proceeds as set forth in Section VII below.
b.NL may pay any payment prior to its due date due under Subparagraphs 5(a)(2)-(3)), without penalty, but must contact the Financial Litigation Unit (“FLU”) of the U.S. Attorney’s Office for the District of New Jersey in advance for a determination regarding the amount of interest to be included with the payment as outlined in Paragraph 5(a)(2)-(3). If any installment payment includes an overpayment, the amount of the overpayment will be applied to the remaining principal.
c.If NL fails to make any payment required under Paragraph 5 by the due date, the United States may send NL a written notice of late payment. If NL fails to make the payment and to pay all interest as outlined in Paragraph 5(a) and stipulated penalties owed within 30 days of receipt of the notice, all remaining payments and all accrued interest will be due immediately. Interest as outlined in Paragraph 5(a) will continue to accrue on any unpaid amounts until NL pays the total amount due. Interest required under this Paragraph is in addition to any stipulated penalties owed under Paragraph 17.
d.If NL becomes the subject of a proceeding under the Bankruptcy Code, 11 U.S.C. § 101-1532, all remaining payments and all accrued interest will be due immediately. Interest as outlined in Paragraph 5(a) will continue to accrue on any unpaid amounts until NL pays the total amount due. Interest required under this Paragraph is in addition to any stipulated penalties owed under Paragraph 17.

6.Payments by Old Bridge. Old Bridge shall pay $21,100,000, plus an additional amount for Superfund Interest, as described in this Paragraph.

a.Within 30 Days after the Effective Date, Old Bridge shall pay $15,600,000, plus an additional amount for Superfund Interest on that payment amount accruing from August 1, 2024, through the date of payment.
b.Within 120 Days after the Effective Date, Old Bridge shall pay $5,500,000, plus an additional amount for Superfund Interest on that payment amount accruing from August 1, 2024, through the date of payment.

c.Old Bridge may pay any payment prior to its due date due under Subparagraphs 6(a)-(b), without penalty, but must contact the Financial Litigation Unit ("FLU") of the U.S. Attorney's Office for the District of New Jersey in advance for a determination regarding the amount of interest to be included with the payment as outlined in Paragraph 6(a)-(b). If any installment payment includes an overpayment, the amount of the overpayment will be applied to the remaining principal.

7.Payment by the State. Within 60 days after the Effective Date, the State shall pay $25,300,000, plus an additional interest payment of $359,745. If payment is not made 60 days after the Effective Date, the State shall pay Superfund Interest on the unpaid balance, with such interest commencing on the 61st day after the Effective Date and accruing through the date of the payment.
8.NL, Old Bridge, and the State shall make payments by FedWire Electronic Funds Transfer (“EFT”) in accordance with instructions provided to Settling Defendants by the FLU) after the Effective Date. The payment instructions provided by the FLU will include a Consolidated Debt Collection System (“CDCS”) number, Site/Spill ID Number A205, and DJ Number 90-11-3-10954, which shall be used to identify all payments required to be made in accordance with this Consent Decree. After the Effective Date, the FLU of the U.S. Attorney’s Office for the District of New Jersey will provide to a Settling Defendant a calculation of the interest due for each payment. The FLU will provide the payment instructions to:

As to NL:John R. Powers, III

Senior Vice President and

General Counsel

NL Industries, Inc.

5430 Lyndon B Johnson Fwy

Suite 1700

Dallas, TX 75240

jpowers@valhi.net

(972) 450-4271

As to Old Bridge:Mark Roselli, Esq.

Roselli Griegel Lozier, PC

1337 Highway 33

Hamilton, New Jersey 08690

mroselli@roselligriegel.com

P: 609-586-2257

As to the State:Bethanne S. Prugh

Deputy Attorney General

Environmental Enforcement Section

New Jersey Office of the Attorney General, Division of Law and Public

Safety

25 Market Street

P.O. Box 093

Trenton, NJ 08625

Tel: (609) 376-2822

Tel: (609) 376-2740 - Main
Fax: (609) 984-9315

Bethanne.Prugh@law.njoag.gov

on behalf of NL, Old Bridge, and the State. Settling Defendants and the State may change the individual to receive payment instructions on their behalf by providing written notice of such change to DOJ and EPA in accordance with Section XVI (Notices and Submissions).

9.Notice of Payment. At the time of payment, NL, Old Bridge, and the State shall send to EPA and DOJ in accordance with Section XVI (Notices and Submissions), a notice of this payment including references to the CDCS Number, Site/Spill ID Number A205, and DJ Number 90-11-3-10954.

10.Payments by Settling Federal Agencies

a.As soon as reasonably practicable after the Effective Date, the United States, on behalf of Settling Federal Agencies, shall pay $48,600,000 as outlined in Paragraph

11.

b.Interest. If any payment required by Paragraph 10.a is not made within 120 days after the Effective Date, the United States, on behalf of Settling Federal Agencies, shall pay Superfund Interest on the unpaid balance, with such interest commencing on the 121st day after the Effective Date and accruing through the date of the payment.
c.The Settling Federal Agencies’ payments under this Consent Decree can only be paid from appropriated funds legally available for such purpose. Nothing in this Consent Decree constitutes a commitment or requirement that any Settling Federal Agency obligate or pay funds in contravention of the Anti-Deficiency Act, 31 U.S.C. §1341, or any other applicable provision of law.

11.Payment Allocations. All payments made pursuant to this Consent Decree, shall be allocated as follows:

a.For each of the payments, 87.6% shall be deposited by EPA in the Raritan Bay Slag Site Special Account to be retained and used to conduct or finance response actions at or in connection with the Site, or to be transferred by EPA to the EPA Hazardous Substance Superfund.
b.For each of the payments, 12.4% shall be allocated to the Trustees for Covered Natural Resource Damages as follows:

(1)Past Assessment Costs. From these payments:

(a)	$1,185,000 shall be deposited by the United States into the DARFF for reimbursement of Assessment Costs incurred by NOAA, subject to the deduction required by 1994 CJS Appropriations Act;
(b)	$10,913.73 shall be deposited by the United States into the NRDAR Fund for reimbursement of Assessment Costs incurred by DOI, subject to the deduction required by 1994 CJS

Appropriations Act.

(2)	The remainder, including any accrued interest, will be deposited in the DOI NRDAR Fund for the joint benefit and use of the Trustees in accordance with Section IX.

VII. INSURANCE

12.Assignment of Insurance Rights. NL agrees to irrevocably assign to the United States all of NL's rights to proceeds under the Insurance Policies relating to the Raritan Bay Slag Superfund Site. This assignment does not include proceeds relating to insurance coverage for property damage or bodily injury relating to lead paint or asbestos. Upon request of the United States, NL shall reasonably cooperate with and assist the United States in (i) asserting and pursuing claims for coverage under those Insurance Policies, and (ii) negotiating or litigating to obtain the most favorable resolution of claims under those Insurance Policies as is reasonable. NL further agrees to execute all necessary documentation to effectuate this assignment and to allow the pursuit and collection by the United States, including EPA or a designee, of any insurance claims proceeds. NL shall not be required by this Consent Decree or the assignment to fund any litigation against the insurers. In the event an insurer brings a declaratory action on an Insurance Policy and names NL in this declaratory action, NL shall provide the United States with written notice no later than ten days after NL learns of any such declaratory action. The United States may, in its sole discretion, either seek to dismiss the action as to NL or to substitute itself for NL as party to the action on the basis of the assignment of rights conferred by this Paragraph. NL shall not be required to defend itself or otherwise participate at its own expense in any such declaratory action beyond the level of cooperation required in this Paragraph.
13.Payment of Insurance Proceeds. NL agrees that 100% of any recovery of proceeds from Insurance Policies assigned under the preceding paragraph (“Insurance Proceeds”) shall be paid to the United States or its designee. NL shall use best efforts to have these Insurance Proceeds paid to the United States or its designee in accordance with the procedures specified in Paragraph 8 or pursuant to an alternate payment procedure agreeable to the United States. In the event any Insurance Proceeds are paid directly to NL, NL shall provide the United States with written notice no later than three business days after NL receives such Insurance Proceeds. NL will pay any Insurance Proceeds that it receives from applicable Insurance Policies for claims relating to the Site to the United States within 30 days of receipt.
14.Deposit of Insurance Proceeds. All payments of Insurance Proceeds shall be allocated in accordance with Paragraph 11.
15.Notice of Payment of Insurance Proceeds. At the time of NL's payment of Insurance Proceeds to the United States or its designee, NL shall send notice that payment has been made to EPA in accordance with Paragraph 9.

VIII. FAILURE TO COMPLY WITH CONSENT DECREE

16.Interest on Late Payments. If NL, Old Bridge or the State fails to make any payment required by Paragraphs 5-7, and 13 by the required due date, interest as outlined for each such payment shall continue to accrue on the unpaid balance through the date of payment.
17.Stipulated Penalty

a.If any amounts due under Paragraphs 5-7, and 13 are not paid by the required due date, whichever failed to make such payment shall be in violation of this Consent Decree and shall pay, as a stipulated penalty, in addition to the interest required by Paragraph 16 (Interest on Late Payments), $5,000 per violation per day that such payment is late.
b.Stipulated penalties are due and payable within 30 days after the date of the demand for payment of the penalties by EPA. NL, Old Bridge, and/or the State shall make payment at https://www.pay.gov using the link for “EPA Miscellaneous Payments Cincinnati Finance Center,” including references to Site/Spill ID Number A205, and DJ Number 90-11-310954, and the purpose of the payment. NL, Old Bridge, and/or the State shall send a notice of any such payment to DOJ, EPA and the Trustees. The payment of stipulated penalties and interest, if any, does not alter any obligation by Settling Defendants and/or the State under the Consent Decree.
c.Penalties shall accrue as provided in this Paragraph regardless of whether EPA has notified NL, Old Bridge, and/or the State of the violation or made a demand for payment but need only be paid upon demand. All penalties shall begin to accrue on the day after payment is due and shall continue to accrue through the date of payment. Nothing in this Consent Decree shall prevent the simultaneous accrual of separate penalties for separate violations of this Consent Decree.
d.Of any stipulated penalties paid, 87.6% shall be paid to EPA consistent with the instruction in Paragraph 11.a, and deposited by EPA in the Raritan Bay Slag Site Special Account to be retained and used to conduct or finance response actions at or in connection with the Site, or to be transferred by EPA to the EPA Hazardous Substance Superfund and 12.4% shall be paid to the Trustees, consistent with the instruction in Paragraph 11.b and deposited in the DOI NRDAR Fund for the joint benefit and use of the Trustees.
18.The State’s payments under this Consent Decree can only be paid from appropriated funds legally available for such purpose. Nothing in this Consent Decree constitutes a commitment or requirement that the State obligate or pay funds, including pursuant to Paragraphs 16, 17, and 19, in contravention of the N.J. Const. art. VIII, sec. 2, par. 2, or any other applicable provision of law.
19.If the United States and/or the State Plaintiffs bring an action to enforce this Consent Decree, the Settling Defendant(s) against which such action was brought shall reimburse the United States and/or the State Plaintiffs for all costs of such action, including but not limited to costs of attorney time. If the United States brings an action to enforce this Consent Decree against the State, the State shall reimburse the United States for all costs of such action, including but not limited to costs of attorney time.
20.Payments made under this Section shall be in addition to any other remedies or sanctions available to Plaintiffs by virtue of Settling Defendants’ or the State’s failure to comply with the requirements of this Consent Decree.
21.Notwithstanding any other provision of this Section, the United States may, in its unreviewable discretion, waive payment of any portion of the stipulated penalties that have accrued pursuant to this Consent Decree. Payment of stipulated penalties shall not excuse

Settling Defendants from payment as required by Section VI (Payment of Costs and Damages) or from performance of any other requirements of this Consent Decree.

IX.USE OF PAYMENTS FOR NATURAL RESOURCE RESTORATION

22.All funds received under Paragraphs 5-11, 13, 14 and 17 allocated to the Trustees, other than the funds to reimburse for assessment costs, must be used to restore, rehabilitate, replace, and/or acquire the equivalent of the Natural Resources alleged to be injured as a result of releases or discharges of hazardous substances at or from the Site in accordance with this Consent Decree. The activities for which Restoration funds may be applied include: (a) Restoration planning, including any further assessment needed to develop and finalize Restoration plans; (b) implementation of Restoration projects; (c) administrative expenses and indirect costs related to Restoration planning or implementation; and (d) operation, maintenance, and monitoring of completed restoration projects and adaptive management to reinstate or enhance the effectiveness of Restoration in accordance with 42 U.S.C. §§ 9607(f) and 9611(i) and 43 C.F.R. Part 11.
23.Decisions regarding the use of funds under this Section will be made by agreement of the Trustees, acting through the Trustee Council. Settling Defendants may not challenge or dispute, in any forum or proceeding, any decision by the Trustees regarding the use of Restoration funds under this Section or the selection or implementation of Restoration relating to the Site, except that they may participate in opportunities for public comment on Trustee proposals that are formally noticed for comments by the general public.

X.COVENANTS BY THE UNITED STATES AND THE STATE

24.United States Covenant Not to Sue Settling Defendants and the State. Subject to Paragraphs 28-31, the United States (including Settling Federal Agencies) covenants not to sue or to take administrative action against Settling Defendants and the State under Sections 106 and 107(a) of CERCLA regarding the Site.
25.Covenants for Settling Federal Agencies. Subject to Paragraphs 28-31, EPA, NOAA, and DOI covenant not to take administrative action against Settling Federal Agencies under Sections 106 and 107(a) of CERCLA regarding the Site.
26.State Covenants for Settling Defendants. Subject to Paragraphs 28 - 31, the State Plaintiffs covenant on behalf of themselves and the State not to sue or to take administrative action against Settling Defendants under Sections 106 and 107(a) of CERCLA, the Spill Act, or any and all of State Plaintiffs’ causes of action for NJDEP Natural Resource Damages regarding the Site.

27.State Covenants for Settling Federal Agencies. Subject to Paragraphs 28 - 31, the State covenants not to sue or to take administrative action against Settling Federal Agencies under Sections 106 and 107(a) of CERCLA regarding the Site.
28.The covenants under Paragraphs 24 through 27: (a) take effect upon the Effective Date, except with respect to future liability, for which these covenants take effect upon Certification of Remedial Action Completion by EPA under Paragraph 30; (b) are conditioned, respectively, on the satisfactory performance by Settling Defendants, by the State, and by the United States on behalf of the Settling Federal Agencies of the requirements of this Consent

Decree; (c) extend to the successors of each Settling Defendant but only to the extent that the alleged liability of the successor of the Settling Defendant is based solely on its status as a successor of the Settling Defendant; and (d) do not extend to any other person.

29.United States Pre-and Post-Certification Reservations. Notwithstanding any

other provision of this Consent Decree, the United States reserves, and this Consent Decree is without prejudice to, the right to issue an administrative order or to institute proceedings in this action or in a new action seeking to compel Settling Defendants and/or the State, and EPA reserves the right to issue an administrative order seeking to compel Settling Federal Agencies, to perform further response actions relating to the Site, to pay the United States for additional costs of response, or any combination thereof. The United States may exercise its rights under this reservation only if, at any time, conditions at the Site previously unknown to EPA are discovered, or information previously unknown to EPA is received, and EPA determines, based in whole or in part on these previously unknown conditions or information, that the Remedial Action is not protective of public health or welfare or the environment.

a.Before Certification of Remedial Action Completion, the information and the conditions known to EPA include only that information and those conditions known to EPA as of the date the Record of Decision was signed and set forth in the Record of Decision for the Site and the administrative record supporting the Record of Decision.
b.After Certification of Remedial Action Completion under Paragraph 30, the information and the conditions known to EPA include only that information and those conditions known to EPA as of the date of Certification of Remedial Action Completion and set forth in the Record of Decision, the administrative record supporting the Record of Decision, the post-Record of Decision administrative record, or in any information received by EPA and in accordance with the requirements of this Consent Decree prior to Certification of Remedial Action Completion.

30.As soon as reasonably practicable after such a certification is possible, EPA will certify in writing that the Remedial Action has been performed fully and that the performance standards identified in the ROD have been attained. This certification shall constitute the Certification of Remedial Action Completion at issue for purposes of Paragraphs 28, 29.a, and 29.b above.

31.General Reservations. Notwithstanding any other provision of this Consent

Decree, the United States and the State Plaintiffs reserve, and this Consent Decree is without prejudice to, all rights against Settling Defendants and the State; and EPA, the Trustees, and the State Plaintiffs reserve, and this Consent Decree is without prejudice to, all rights against Settling Federal Agencies, regarding the following:

a.liability for failure of Settling Defendants, Settling Federal Agencies, or the State to meet a requirement of this Consent Decree;
b.liability for assessment costs or damages incurred or to be incurred by Plaintiffs that are not within the definition of Covered Natural Resource Damages;
c.additional claims in this action or in a new action for Covered Natural Resource Damages if conditions, factors, or information at the Site, not known to the Trustees as of the date of lodging of this Consent Decree, are discovered that, together with any other relevant information, indicate that there is a threat to the environment, or injury to, destruction of, or loss of Natural Resources of a type unknown or of a magnitude significantly greater than was known, at the time of the date of lodging of this Consent Decree. The information and the conditions known to the Trustees as of the date of lodging of this Consent Decree include only those documented in: (i) information collected or developed by or for any of the Trustees for purposes of the NRD Assessment for the Site prior to the date of lodging of this Consent Decree, including any sampling data or other data and any analyses, diagrams, maps, reports, or surveys relating to the Site in the possession or control of any Trustee, and (ii) any administrative record established by EPA for a removal or remedial action selected prior to the date of lodging of this Consent Decree;

d.liability based on the ownership of the Site by Settling Defendants, Settling Federal Agencies, or the State when such ownership commences after signature of this Consent Decree by Settling Defendants, Settling Federal Agencies, or the State;
e.liability based on the operation of the Site by Settling Defendants, Settling Federal Agencies, or the State when such operation commences after signature of this Consent Decree by Settling Defendants, Settling Federal Agencies, or the State;
f.liability based on Settling Defendants’, Settling Federal Agencies’, or the State’s transportation, treatment, storage, or disposal, or arrangement for transportation, treatment, storage, or disposal of Waste Material at or in connection with the Site, after signature of this Consent Decree by Settling Defendants, Settling Federal Agencies, or the State;
g.liability arising from the past, present, or future disposal, release, or threat of release of Waste Material outside of the Site; and
h.criminal liability.
32.Subject to Paragraphs 24 through 27, nothing in this Consent Decree limits any authority of Plaintiffs to take, direct, or order all appropriate action to protect public health and welfare and the environment or to prevent, abate, respond to, or minimize an actual or threatened release of Waste Material on, at, or from the Site, or to request a court to order such action.

XI.COVENANTS BY SETTLING DEFENDANTS, SETTLING FEDERAL
AGENCIES and the STATE

33.Covenants by Settling Defendants.

a.Subject to Paragraph 34, Settling Defendants covenant not to sue and shall not assert any claim against the United States (including Settling Federal Agencies) or the State under CERCLA, Section 7002(a) of RCRA, the United States Constitution, the Tucker Act, 28 U.S.C. § 1491, the Equal Access to Justice Act, 28 U.S.C. § 2412, the New Jersey State Constitution, the Spill Act, the WPCA or at common law regarding the Site, including any claim or cause of action against Plaintiffs relating to Covered Natural Resource Damages, the assessment of Natural Resource injuries and damages, or any Restoration actions relating to the Site.

b.Subject to Paragraph 34, Settling Defendants covenant not to seek reimbursement from the EPA Hazardous Substance Superfund through CERCLA or any other law for costs regarding the Site or any direct or indirect claim for reimbursement from the Spill Compensation Fund within the meaning of N.J.S.A. 58:10-23.11k or N.J.A.C. 7:1l or the Sanitary Landfill Facility Contingency Fund within the meaning of N.J.S.A. 13:1E-107 or N.J.A.C. 7:1I concerning the Site.

34.Settling Defendants’ Reservation. The covenants in Paragraph 33 do not apply to any claim brought or order issued after the Effective Date by the United States (including Settling Federal Agencies) or the State (including State Plaintiffs) to the extent such claim or order is within the scope of a reservation under Paragraphs 29, and 31.a through 31.g.
35.Covenant by Settling Federal Agencies. Settling Federal Agencies shall not seek reimbursement from the Fund through CERCLA or any other law for the Site. This covenant does not preclude demand for reimbursement from the Superfund of costs incurred by a Settling Federal Agency in the performance of its duties (other than pursuant to this Consent Decree) as lead or support agency under the NCP.
36.Covenant by the State. The State shall not seek reimbursement from the EPA Hazardous Substance Superfund through CERCLA or any other law for this Site. This covenant does not preclude demand for reimbursement from the Superfund of costs incurred by the State in the performance of its duties (other than pursuant to this Consent Decree) as lead or support agency under the NCP.
37.Third Party Waiver. Settling Defendants and the State shall not assert any claims and waive all claims or causes of action (including claims or causes of action under Sections 107(a) and 113 of CERCLA) that they may have against any third party who enters or has entered into a settlement with the United States to the extent Settling Defendants’ or the State’s claims and causes of action are within the scope of the matters addressed in the third party’s settlement with the United States, provided, however, that this waiver does not apply if the third party asserts a claim regarding the Site against the Settling Defendants or the State. Nothing in this Consent Decree limits Settling Defendants’ or the State’s rights under Section 122(d)(2) of CERCLA to comment on any settlement proposed by the United States.
38.Nothing in this Consent Decree shall be deemed to constitute approval or preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. § 9611, or 40 C.F.R. 300.700(d). Nothing in this Consent Decree shall be deemed to constitute preauthorization of a claim against the Spill Fund within the meaning of N.J.S.A. 58:10-23.11k or N.J.A.C. 7:1J.

XII. EFFECT OF SETTLEMENT/CONTRIBUTION

39.The Parties agree and this Court finds that: (a) the complaint filed by the United States and the State Plaintiffs in this action is a civil action within the meaning of Section 113(f)(1) of CERCLA; (b) this Consent Decree constitutes a judicially-approved settlement under which each Settling Defendant, the State, and each Settling Federal Agency has, as of the Effective Date, resolved liability to the United States within the meaning of Sections 113(f)(2) and 113(f)(3)(B) of CERCLA and/or to the State Plaintiffs within the meaning of Section 113(f)(2) of CERCLA and Section 11f.a.(2)(b) of the Spill Act, N.J.S.A. 58:10-23.11f.a.(2)(b);

and (c) each Settling Defendant, the State, and Settling Federal Agency is entitled, as of the Effective Date, to protection from contribution actions or claims as provided by Section 113(f)(2) of CERCLA and N.J.S.A. 58:10-23.11f.a(2)(b), or as may be otherwise provided by law, for the “matters addressed” in this Consent Decree. The contribution protection under the preceding sentence extends to the successors of each Settling Defendant but only to the extent that the alleged liability of the successor of the Settling Defendant is based solely on its status as a successor of the Settling Defendant. The “matters addressed” in this Consent Decree are all response actions taken or to be taken and all response costs, and Covered Natural Resource Damages, incurred or to be incurred, at or in connection with the Site, by the United States, the State Plaintiffs or any other person; provided, however, that if the United States or State Plaintiffs exercise rights under the reservations in Paragraphs 29, and 31.a through 31.g., the “matters addressed” in this Consent Decree will no longer include those response costs or response actions or Covered Natural Resource Damages that are within the scope of the claim brought under the reservation.

40.Each Settling Defendant or the State shall, with respect to any suit or claim brought by it for matters related to this Consent Decree, notify EPA, DOJ, and the State Plaintiffs in writing no later than 60 days prior to the initiation of such suit or claim. Each Settling Defendant or the State also shall, with respect to any suit or claim brought against it for matters related to this Consent Decree, notify EPA, DOJ, and the State Plaintiffs in writing within 10 days after service of the complaint or claim upon it. In addition, each Settling Defendant or the State shall notify EPA, DOJ, and the State Plaintiffs within 10 days after service or receipt of any Motion for Summary Judgment, and within 10 days after receipt of any order from a court setting a case for trial, for matters related to this Consent Decree.
41.Res Judicata and Other Defenses. In any subsequent administrative or judicial proceeding initiated by the United States or the State for injunctive relief, recovery of response costs, recovery of natural resource damages, or other relief relating to the Site, Settling Defendants and the State (and, with respect to a State action, Settling Federal Agencies) shall not assert, and may not maintain, any defense or claim based upon the principles of waiver, res judicata, the entire controversy doctrine, collateral estoppel, issue preclusion, claim-splitting, or other defenses based upon any contention that the claims raised by the United States or State Plaintiffs in the subsequent proceeding were or should have been brought in the instant case; provided, however, that nothing in this Paragraph affects the enforceability of the covenants not to sue set forth in Section X of this Consent Decree.
42.Nothing in this Consent Decree diminishes the right of the United States or the State Plaintiffs pursuant to Section 113(f)(2) and (3) of CERCLA, 42 U.S.C. § 9613(f)(2)-(3), or the Spill Act, to pursue any person not a party to this Consent Decree to obtain additional damages, response costs or response action or cleanup and removal costs and Covered Natural Resource Damages and to enter into settlements that give rise to contribution protection pursuant to Section 113(f)(2) or the Spill Act.
43.Nothing in this Consent Decree shall diminish NL, Old Bridge, the State, or any Settling Defendant’s right to seek contribution under Section 113(f)(1)-(3) of CERCLA against any Person not a Party to this settlement.

44.Upon entry of this Consent Decree, all claims in the NL Federal Court Action between and among the Parties to the Consent Decree, shall be deemed dismissed with prejudice, with all such Parties to bear their own costs.

XIII. PROPERTY REQUIREMENTS

45.Agreements Regarding Access and Non-Interference. Owner Settling Defendant shall, with respect to its Affected Property:

a.Provide the United States, NJDEP, and their representatives, contractors, and subcontractors with access at all reasonable times to its Affected Property to conduct any activity relating to response actions and Natural Resource Damage Restoration at the Site including the following activities:

(1)	Verifying any data or information submitted to the United States or the State;
(2)	Conducting investigations regarding contamination and Covered Natural Resource Damages at or near the Site;
(3)	Obtaining samples;
(4)	Assessing the need for, planning, implementing, or monitoring as to response actions and Natural Resource Damage Restoration;
(5)	Inspecting and copying records, operating logs, contracts, or other documents maintained or generated by Owner Settling Defendant or its agents, consistent with Section XIV (Access to Information);
(6)	Assessing Owner Settling Defendant’s compliance with the Consent Decree;
(7)	Determining whether the Affected Property is being used in a manner that is prohibited or restricted, or that may need to be prohibited or restricted, under the Consent Decree;
(8)	Implementing, monitoring, maintaining, reporting on, and enforcing any institutional controls or any land, water, or other resource use restrictions regarding the Affected Property; and
(9)	Implementing Natural Resource Damages Restoration, including restoration projects selected by the Trustee Council in accordance with 42 U.S.C. §§ 9607(f) and 9611(i) and 43 C.F.R. Part 1.

b.Refrain from using its Affected Property in any manner that EPA or NJDEP determines will (i) pose an unacceptable risk to human health or to the environment due to exposure to hazardous substances or (ii) interfere with or adversely affect the implementation, integrity, or protectiveness of response actions at the Site, including the following restrictions:

(1)	Prohibiting the following activities which could interfere with response actions at the Site:

(a)	access to or use of the restricted park and beach areas (identified as Area 2 in the ROD) unless authorized by EPA until response actions are deemed complete by EPA;
(b)	access to or use of park or beach areas that will need to be restricted during remedial action activities unless authorized by EPA until response actions are deemed complete by EPA; and
(c)	denial of access to use roadways and other property under the control of the Owner Settling Defendant in such a manner as to interfere with the ability of EPA or its contractors to perform response actions.

(2)Prohibiting the following activities which could result in exposure to contaminants in subsurface soils and groundwater:

(a)	excavation of subsurface soils in the park, or sediments in the beach areas without prior approval from EPA and until response actions are deemed complete by EPA; and
(b)	use of beach areas for recreational or other public activities during the conduct of response actions without prior approval from EPA and until response actions are deemed complete by EPA.

(3)Ensuring that any new structures on the Affected Property will not be constructed in the following manner which could interfere with response actions at the Site:

(a)	coordinating any new construction within the park area or its immediate environs with EPA to assure the placement/replacement of building(s) and the associated staging area needed during construction do not interfere with EPA’s response actions; and
(b)	ensuring any new structures built prior to or during EPA response actions are designed in such a manner that they can withstand the impacts of nearby response action work.
46.If EPA determines in a decision document prepared in accordance with the NCP that institutional controls in the form of state or local laws, regulations, ordinances, zoning, or other governmental controls or notices are needed regarding the Affected Property, Owner Settling Defendant shall cooperate with EPA’s and the State Plaintiffs’ efforts to secure and ensure compliance with such institutional controls.
47.In the event of any Transfer of the Affected Property, unless the United States otherwise consents in writing, Owner Settling Defendant shall continue to comply with its obligations under the Consent Decree.
48.Notwithstanding any provision of this Consent Decree, the United States and NJDEP retain all of their access authorities and rights, as well as all of their rights to require institutional controls, including enforcement authorities related thereto, under CERCLA, RCRA, and any other applicable statute or regulations.

XIV. ACCESS TO INFORMATION

49.Settling Defendants shall provide to the United States and the State Plaintiffs,

upon request, copies of all records, reports, documents, and other information (including records, reports, documents, and other information in electronic form) (hereinafter referred to as “Records”) within their possession or control, or that of their contractors or agents, regarding the Site, including information relevant to liability. Each Settling Defendant shall also make available to the United States and the State Plaintiffs, for purposes of investigation, information gathering, or testimony, their employees, agents, or representatives with knowledge of relevant facts concerning the Site.

50.Privileged and Protected Claims

a.Settling Defendants may assert that all or part of a Record is privileged or protected as provided under federal law and/or state law, provided they comply with Paragraph 50.b, and except as provided in Paragraph 50.c.
b.If Settling Defendants assert a claim of privilege or protection, they shall provide Plaintiffs with the following information regarding such Record: its title; its date; the name, title, affiliation (e.g., company or firm), and address of the author, each addressee, and of each recipient; a description of the Record’s contents; and the privilege or protection asserted. If a claim of privilege or protection applies only to a portion of a Record, Settling Defendants shall provide the Record to Plaintiffs in redacted form to mask the privileged or protected information only. Settling Defendants shall retain all Records that they claim to be privileged or protected until the Plaintiffs have had a reasonable opportunity to dispute the privilege or protection claim and any such dispute has been resolved in the Settling Defendants’ favor.
c.Settling Defendants may make no claim of privilege or protection regarding:
(1)	any data regarding the Site, including but not limited to, all sampling, analytical, monitoring, hydrogeologic, scientific, chemical, radiological, or engineering data, or the portion of any other Record that evidences conditions at or around the Site; or
(2)	the portion of any Record that Settling Defendants are required to create or generate pursuant to this Consent Decree.

51.Business Confidential Claims. Settling Defendants may assert that all or part of a record submitted to Plaintiffs under this Section or Section XV (Retention of Records) is business confidential to the extent permitted by and in accordance with Section 104(e)(7) of CERCLA, 42 U.S.C. § 9604(e)(7), and 40 C.F.R. 2.203(b). Settling Defendants shall segregate and clearly identify all records or parts thereof submitted under this Consent Decree for which Settling Defendants assert a business confidentiality claim. Records that Settling Defendants claim to be confidential business information will be accorded the protection specified in 40 C.F.R. Part 2, Subpart B. If no claim of confidentiality accompanies records when they are submitted to EPA and State Plaintiffs, or if EPA has notified Settling Defendants that the records are not confidential under the standards of Section 104(e)(7) of CERCLA or 40 C.F.R. Part 2 Subpart B, the public may be given access to such records without further notice to Settling Defendants.

52.Notwithstanding any provision of this Consent Decree, the United States and the

State retain all of their information gathering and inspection authorities and rights, including enforcement actions related thereto, under CERCLA, RCRA, and any other applicable statutes or regulations.

XV. RETENTION OF RECORDS

53.Until 10 years after the Effective Date, each Settling Defendant and the State shall preserve and retain all non-identical copies of Records now in its possession or control, or that come into its possession or control, that relate in any manner to its liability under CERCLA with respect to the Site, provided, however, that Settling Defendants who are potentially liable as owners or operators of the Site must retain, in addition, all Records that relate to the liability of any other person under CERCLA with respect to the Site. Each of the above record retention requirements shall apply regardless of any corporate or State retention policy to the contrary.

54.After the conclusion of the document retention period in the preceding paragraph,

Settling Defendants shall notify the United States and State Plaintiffs at least 90 days prior to the destruction of any such Records, and, upon request by the United States or State Plaintiffs, except as provided in Paragraph 50 (Privileged and Protected Claims), Settling Defendants shall deliver any such Records to the requesting party.

55.Each of the Settling Defendants certifies individually that, to the best of its knowledge and belief, after thorough inquiry, it has not altered, mutilated, discarded, destroyed or otherwise disposed of any Records relating to its potential liability regarding the Site since notification of potential liability by the United States, the State, or NL, and that it has fully complied with any and all United States and/or State Plaintiffs requests for information regarding the Site pursuant to Sections 104(e) and 122(e)(3)(B) of CERCLA, 42 U.S.C. §§ 9604(e) and 9622(e)(3)(B), Section 3007 of RCRA, 42 U.S.C. § 6927, and state law.

56.The United States acknowledges that each Settling Federal Agency (a) is subject to all applicable Federal record retention laws, regulations, and policies; and (b) has certified that it has fully complied with any and all United States and State requests for information regarding the Site pursuant to Sections 104(e) and 122(e)(3)(B) of CERCLA, 42 U.S.C. §§ 9604(e) and 9622(e)(3)(B), Section 3007 of RCRA, 42 U.S.C. § 6927, and state law.

57.The State acknowledges that its (a) is subject to all applicable State record retention laws, regulations, and policies; and (b) has certified that it has fully complied with any and all United States requests for information regarding the Site pursuant to Sections 104(e) and 122(e)(3)(B) of CERCLA, 42 U.S.C. §§ 9604(e) and 9622(e)(3)(B), Section 3007 of RCRA, 42 U.S.C. § 6927, and state law.

XVI. NOTICES AND SUBMISSIONS

58.Whenever, under the terms of this Consent Decree, notice is required to be given or a document is required to be sent by one Party to another, it shall be directed to the individuals at the addresses specified below, unless those individuals or their successors give notice of a change to the other Parties in writing. Except as otherwise provided, notice to a Party by email (if that option is provided below) or by regular mail in accordance with this Section satisfies any notice requirement of the Consent Decree regarding such Party. Any Party may change the method, person, or address applicable to it by providing notice of such change to all Parties.

For notice to the United States, DOJ, EPA, NOAA, and Settling Federal Agencies should be included:

As to DOJ by email:eescasemanagement.enrd@usdoj.gov

Re: DJ # 90-11-3-10954

As to DOJ by email onmailprocessing_EDS.enrd@usdoj.gov

On behalf of SettlingRe: DJ # 90-11-6-19872
Federal Agencies:

As to DOJ by mail:EES Case Management Unit

U.S. Department of Justice

Environment and Natural Resources Division

P.O. Box 7611

Washington, D.C. 20044-7611

Re: DJ # 90-11-3-10954

And on behalf of:Chief

Settling Federal Agencies:U.S. Department of Justice

Environment and Natural Resources Division

Environmental Defense Section

P.O. Box 7611

Washington, D.C. 20044-7611

Re: DJ # 90-11-6-19872

As to EPA:Damaris Urdaz

Assistant Regional Counsel

Office of Regional Counsel

U.S. Environmental Protection Agency, Region 2

290 Broadway, 17th Floor

New York, New York 10007

urdaz.damaris@epa.gov

and

Tanya Mitchell

Special Projects Branch

Superfund and Emergency Management Division

U.S. Environmental Protection Agency

290 Broadway, 18th Floor

New York, New York 10007

mitchell.tanya@epa.gov

As to NOAA:Lisa Rosman

NOAA, Assessment & Restoration Division

26 Federal Plaza; Suite 2-130

New York, New York 10278

Lisa.rosman@noaa.gov

and

Kim Katzenbarger

Natural Resources Section

NOAA Office of General Counsel
1315 East West Highway; Suite 15873
Silver Spring, MD 20910

Kimberly.katzenbarger@noaa.gov

As to DOI:Mark Barash, Esq.

Senior Attorney

Office of the Solicitor of the United States Department of the

Interior

15 State St., 8th Floor

Boston, MA 02109-3502

mark.barash@sol.doi.gov

As to the State:Bethanne S. Prugh

Deputy Attorney General

Environmental Enforcement Section

New Jersey Office of the Attorney General, Division of Law and

Public Safety

25 Market Street

P.O. Box 093

Trenton, NJ 08625

Tel: (609) 376-2822

Tel: (609) 376-2740 - Main

Fax: (609) 984-9315

Bethanne.Prugh@law.njoag.gov

As to NL:John R. Powers, III

Senior Vice President and

General Counsel

NL Industries, Inc.

5430 Lyndon B Johnson Fwy

Suite 1700

Dallas, TX 75240
jpowers@valhi.net

and

Christopher R. Gibson, Esq.
Archer & Greiner, P.C.
1025 Laurel Oak Road
Voorhees, NJ 08043
cgibson@archerlaw.com

As to Old Bridge:George Buermann, Esq.

Goldberg Segalla, LLP

1037 Raymond Blvd

Newark, NJ 07102

Gbuermann@goldbergsegalla.com

-and-

Matthew C. Moench, Esq.
King Moench & Collins LLP
51 Gibralter Drive, Suite 2F
Morris Plains, NJ 07950
mmoench@kingmoench.com

XVII. RETENTION OF JURISDICTION

59.This Court shall retain jurisdiction over this matter for the purpose of interpreting and enforcing the terms of this Consent Decree.

XVIII. INTEGRATION AND APPENDICES

60.This Consent Decree and its appendices constitute the final, complete, and exclusive agreement and understanding among the Parties with respect to the settlement embodied in this Consent Decree. The Parties acknowledge that there are no representations, agreements, or understandings relating to the settlement other than those expressly contained in this Consent Decree. The following appendices are attached to and incorporated into this Consent Decree:

“Appendix A” is a list of additional Settling Defendants whose payments are included with NL’s.

“Appendix B” is the map of the Site.

XIX. LODGING AND OPPORTUNITY FOR PUBLIC COMMENT

61.This Consent Decree shall be lodged with the Court for a period of at least

60 days for public notice and comment in accordance with Section 122(d) of CERCLA and 28 C.F.R. § 50.7. The United States may modify or withdraw its consent to this Consent Decree if comments received disclose facts or considerations that indicate that this Consent Decree is inappropriate, improper, or inadequate. Settling Defendants consent to the entry of this Consent Decree without further notice.

62.NJDEP, in accordance with N.J.S.A. 58:10-23.11e2, will arrange for written notice of the Consent Decree to all other potentially responsible parties of whom NJDEP had notice as of the date NJDEP published notice of the proposed Consent Decree in this matter in the New Jersey Register. NJDEP will publish notice of this Consent Decree in the New Jersey Register and on NJDEP’s website for public comment for a period of 60 days. In accordance with N.J.S.A. 58:10-23.lle2, such notice shall include the following information:

a.the caption of this case;
b.the name and location of the Site;
c.the name of the Settling Defendants;
d.a summary of the terms of this Consent Decree; and
e.that there are 60 days to comment on the proposed Consent Decree.

63.NJDEP reserves the right to withdraw or withhold its consent to this Consent

Decree if NJDEP receives information that discloses facts or considerations that indicate to NJDEP in its sole discretion, that the Consent Decree is inappropriate, improper, or inadequate.

64.Settling Defendants agree not to oppose or to appeal the entry of this Consent

Decree. If for any reason the Court should decline to approve this Consent Decree in the form presented, this agreement, except for the previous sentence, is voidable at the sole discretion of any Party and its terms may not be used as evidence in any litigation among the Parties.

XX. SIGNATORIES/SERVICE

65.The undersigned representative of the United States, the undersigned representative of the State, and each undersigned representative of the individual Settling Defendants certifies that he or she is fully authorized to enter into the terms and conditions of this Consent Decree and to execute and legally bind such Party to this document.

66.Each of the Settling Defendants shall identify, on the attached signature page, the name and address of an agent who is authorized to accept service of process by mail on behalf of that Party with respect to all matters arising under or relating to this Consent Decree. Settling Defendants agree to accept service in that manner and to waive the formal service requirements set forth in Rule 4 of the Federal Rules of Civil Procedure and any applicable local rules of this Court, including but not limited to, service of a summons. The Parties agree that Settling Defendants need not file an answer to the complaint in this action unless or until the Court expressly declines to enter this Consent Decree.

XXI. FINAL JUDGMENT

67.Upon entry of this Consent Decree by the Court, this Consent Decree shall constitute the final judgment between and among the United States, the State, and Settling Defendants. The Court finds that there is no just reason for delay and therefore enters this judgment as a final judgment under Fed. R. Civ. P. 54 and 58.

SO ORDERED THIS 10th DAY OF February, 2025.

/s/Michael A. Shipp

Michael A. Shipp

United States District Judge

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR THE UNITED STATES OF AMERICA:

Todd Kim

Assistant Attorney General

U.S. Department of Justice

Environment and Natural Resources Division

Washington, D.C. 20530

9/4/24

Dated/s/Rachel Hankey

Rachel Hankey

Trial Attorney

U.S. Department of Justice

Environment and Natural Resources Division

Environmental Enforcement Section

P.O. Box 7611

Washington, D.C. 20044-7611

/s/Heather Gange

Heather Gange

Senior Attorney

U.S. Department of Justice

Environment and Natural Resources Division

Environmental Defense Section

P.O. Box 7611

Washington, D.C. 20044-7611]

Phillip R. Sellinger
United States Attorney
District of New Jersey

/s/Heather Carney Costanzo

Heather Carney Costanzo

Assistant United States Attorney

United States Attorney’s Office

District of New Jersey

402 E. State Street, Room 430

Trenton, New Jersey 08608

Phone: 609-858-0305

E-mail: heather.costanzo@usdoj.gov

/s/Pat Evangelista

Pat Evangelista, Director

Superfund and Emergency Management Division

U.S. Environmental Protection Agency, Region 2

290 Broadway, 19th Floor

New York, New York 10007

/s/Damaris C. Urdaz

Damaris C. Urdaz

Assistant Regional Counsel

Office of Regional Counsel

U.S. Environmental Protection Agency, Region 2

290 Broadway, 17th Floor

New York, New York 10007

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR THE STATE OF NEW JERSEY:

Matthew J. Platkin

Attorney General of New Jersey

July 11, 2024

Dated/s/Richard Engel, Esq.

By: Richard Engel, Esq.

Deputy Attorney General

New Jersey Department of Law and Public Safety

Division of Law

R.J. Hughes Justice Complex

25 W. Market Street, P.O. Box 093

Trenton, NJ 08625-0093

COMMISSIONER OF THE NEW JERSEY

DEPARTMENT OF ENVIRONMENTAL PROTECTION

July 10, 2024/s/Shawn M. LaTourette

Dated Shawn M. LaTourette

ASSISTANT COMMISSIONER, CONTAMINATED SITE REMEDIATION AND REDEVELOPMENT

July 10, 2024/s/David E. Haymes

DatedDavid E. Haymes

ADMINISTRATOR OF THE SPILL FUND

July 10, 2024/s/David E. Haymes

DatedDavid E. Haymes

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR OLD BRIDGE TOWNSHIP:

July 31, 2024/s/Mark Roselli, Esq.

DatedMark Roselli, Esq.

Counsel

Roselli Griegel Lozier, PC

1337 Highway 33

Hamilton, New Jersey 08690

mroselli@roselligriegel.com

P: 609-586-2257

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Matthew C. Moench, Esq.
King Moench & Collins LLP
51 Gibralter Drive, Suite 2F
Morris Plains, NJ 07950
mmoench@kingmoench.com

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR NL INDUSTRIES, INC.:

July 10, 2024/s/John R. Powers, III

DatedJohn R. Powers, III

Senior Vice President and General Counsel

NL Industries, Inc.

5430 LBJ Freeway, Suite 1700

Dallas, Texas 75240

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Christopher R. Gibson, Esq.
Counsel

Archer & Greiner, P.C.
1025 Laurel Oak Road
Voorhees, NJ 08043
cgibson@archerlaw.com

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR ATLANTIC BATTERY COMPANY, INC.:

6-30-24/s/Keith Migell

DatedKeith Migell

President

Atlantic Battery Co., Inc.

P.O. Box 172

E. Watertown, MA 02172

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Christopher D. Hillsley, Esq.

McGivney Kluger Clark & Intoccia, P.C. 1001 Conshohocken State RD, 2-107 Conshohocken, Pennsylvania 19428

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR ATLANTIC RICHFIELD COMPANY:

July 1, 2024/s/Nathan Block, Esq.

DatedNathan Block, Esq.

Managing Counsel

501 Westlake Park Blvd

WL1 LR3

Houston, TX 77079

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Scott McDonald

Liability Manager

Helios Plaza

201 Helios Way

Houston, TX 77079

281-892-3182

Scott.McDonald2@bp.com

and

Nathan Block

Managing Counsel

501 Westlake Park Blvd
WL1 LR3

Houston, TX 77079

832-684-6252

Nathan.Block@bp.com

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR BIXON LIQUIDATION CORP.:

July 2, 2024/s/Harvey Bixon, President

DatedHarvey Bixon, President

Bixon Liquidation Corp.

275 Tennis Court

Wall Township, New Jersey 07719

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Franklin W. Boenning, Esq.

275 Tennis Court

Wall Township, New Jersey 07719

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR C&D TECHNOLOGIES, INC.:

July 12, 2024	/s/Mara Williams
Dated	Mara Williams Chief Legal Officer 200 Precision Road Horsham, PA 19044

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Mara Williams

Chief Legal Officer
200 Precision Road
Horsham, PA 19044

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR CLARIOS, LLC:

7/3/24/s/Alexis MacDowall

DatedAlexis MacDowall

Vice President, Global Deputy General Counsel

Clarios, LLC

5757 N. Green Bay Avenue, Florist Tower

Glendale, WI 53209-4408

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Beveridge & Diamond, P.C.
Counsel

Eric Klein

Beveridge & Diamond, P.C.

155 Federal St #1600

Boston, MA 02110

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR CROWN BATTERY MANUFACTURING COMPANY:

7-11-24/s/Lee Henig-Elona, Esq

Datedfor/Harold F Hawk Jr,

President and CEO

Crown Battery Manufacturing Company

1445 Majestic Drive, Fremont OH 43420

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Harold F Hawk Jr,

President and CEO

Crown Battery Manufacturing Company

1445 Majestic Drive, Fremont OH 43420

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR EAST PENN MANUFACTURING CO.:

7/12/24/s/Christina L. Weeber

DatedChristina L. Weeber

Executive Vice President and Chief Financial Officer

East Penn Manufacturing Co.

102 Deka Road

Lyon Station, PA 19536-0147

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Christina L. Weeber

Executive Vice President and Chief Financial Officer

East Penn Manufacturing Co.

102 Deka Road

Lyon Station, PA 19536-0147

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR E.I. DU PONT DE NEMOURS and COMPANY (now known as EIDP, INC.: which has assigned this site to THE CHEMOURS COMPANY:

Jul 10, 2024/s/Thomas A. Warnock

DatedThomas A. Warnock

Vice President, Deputy General Counsel and Chief of

Litigation

EIDP, Inc.

974 Centre Road, Building 735

Wilmington, DE 19805

thomas.a.warnock@corteva.com

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Loly G. Tor, Esq.

K&L Gates LLP

One Newark Center, 10th Fl.

Newark, NJ 07102

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR ENERSYS DELAWARE, INC.:

July 10, 2024/s/Andrea J. Funk

DatedAndrea J. Funk, Chief Financial Officer

2366 Bernville Road

Reading, PA 19605

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Nicole Moshang, Esq.

Andrea J. Funk, Chief Financial Officer

Three Bala Plaza East

Suite 700

Bala Cynwyd, PA 19004

nmoshang@mankogold.com

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR FMC CORPORATION:

July 1, 2024/s/Douglas Groux

DatedDouglas Groux

Global Director, EHS, Process Safety, Remediation & EHS

Governance

2929 Walnut Street

Philadelphia, PA 19104

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Mica Iddings, Esq.

Environmental, Health & Safety Counsel

FMC Corporation

2929 Walnut Street, Philadelphia PA 19104

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR GOULD ELECTRONICS, INC.:

7/10/24/s/Dean Hattula

DatedDean Hattula

Chief Administrative Officer

Gould Electronics, Inc.

2555 W Fairview St., Suite 103

Chandler, AZ 85224

Agent Authorized to Accept Service on Behalf of Above-signed Party:

John Rego, Esq.

c/o Benesch Friedlander Copan & Aronoff LLP

127 Public Square, Suite 4900

Cleveland, OH 44114

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR HONEYWELL INTERNATIONAL, INC.:

July 11, 2024/s/Charles Anthony

DatedCharles Anthony

VP and General Counsel – Health, Safety, Environment, Product Stewardship, and Sustainability 855 S. Mint Street

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Charles Anthony

VP and General Counsel – Health, Safety,

Environment, Product Stewardship, and Sustainability

855 S. Mint Street

Charlotte, NC 28202

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR JOE KRENTZMAN & SON, INC:

7/3/24/s/Stephen M. Krentzman

DatedStephen M. Krentzman, Chairman

P.O. Box 508

Lewistown, PA 17044

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Scott A. Gould, Esq.

McNees Wallace & Nurick LLC

100 Pine Street

Harrisburg, PA 17101

sgould@mcneeslaw.com

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR JOHNSON CONTROLS, INC.

/s/Richard Dancy

DatedRichard Dancy, Vice President

Johnson Controls, Inc.

5757 N. Green Bay Ave.

Milwaukee, Wisconsin 53209

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Beveridge & Diamond, P.C.
Counsel

Nicole Weinstein

Beveridge & Diamond, P.C.

825 Third Avenue

16th Floor

New York, NY 10022

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR RAE STORAGE BATTERY CO., INC.:

7-9-24/s/Roy Earley, Owner

DatedRoy Earley, Owner

RAE Storage Battery Co., Inc.

94 Misty Mountain Road, Berlin, CT 06037

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Frank J. Brennan, III, Esq.

Brennan Law Firm
73 North Main Street
Cranbury, NJ 08512

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR RIO TINTO MINERALS, INC., RIO TINTO METALS LIMITED, RIO TINTO PLC

13-07-24/s/Stephen Bourn

DatedStephen Bourn

General Manager, Closure Delivery Americas

Rio Tinto Minerals, Inc.

4700 Daybreak Parkway

South Jordan, UT 84009

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Corporation Service Company

15 West South Temple, Suite 600

Salt Lake City, UT 84101

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR TIFFEN ACQUISITION CORP. AND TIFFEN COMPANY, LLC:

07-12-24/s/Steven Tiffen

DatedSteven Tiffen

Chairman and Chief Executive Officer

90 Oser Avenue

Hauppauge, NY 11788

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Steven Tiffen

Tiffen Company, LLC

Chairman and Chief Executive Officer

90 Oser Avenue

Hauppauge, NY 11788

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR WIMCO METALS, INC.:

7-2-24/s/Mark A. Weis

DatedMark A. Weis, Controller

221 Seventh Street

Suite 304

Pittsburgh, PA 15238

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Scott A. Gould, Esq.

McNees Wallace & Nurick LLC

100 Pine Street

Harrisburg, PA 17101

sgould@mcneeslaw.com

Signature Page for Consent Decree Regarding Raritan Bay Slag Superfund Site

FOR YUASA BATTERY, INC.:

7/8/2024/s/Ryo Okubo

DatedRyo Okubo

CEO/President

Yuasa Battery, Inc.
2901 Montrose Ave.
Laureldale, PA 19605

Agent Authorized to Accept Service on Behalf of Above-signed Party:

Ryo Okubo

CEO/President

Yuasa Battery, Inc.

2901 Montrose Ave.

Laureldale, PA 19605

AND

Dennis Ulrich

Sr. VP of Engineering, EHS, & Quality

Yuasa Battery, Inc.

2901 Montrose Ave.

Laureldale, PA 19605

APPENDIX A

Atlantic Battery Co., Inc.

Atlantic Richfield Company

Bixon Liquidation Corp.

C&D Technologies, Inc.

Clarios, LLC (f/n/a Johnson Controls Battery Group. LLC)

Crown Battery Manufacturing Company

East Penn Manufacturing Co.

E.I. du Pont de Nemours and Company (n/k/a EIDP, Inc.)

EnerSys Delaware, Inc.

FMC Corporation

Gould Electronics, Inc. on behalf of Gould Inc.

Honeywell International, Inc.

Joe Krentzman & Son, Inc.

Johnson Controls, Inc.

RAE Storage Battery Co.

Rio Tinto Metals Limited

Rio Tinto Minerals Inc.

Rio Tinto plc

Tiffen Acquisition Corp.

Tiffen Company, LLC

Wimco Metals, Inc.

Yuasa Battery, Inc.